                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                            PAR VALUE $.01 PER SHARE

                                       OF

                            NEWPOWER HOLDINGS, INC.
                                       AT

                              $1.05 NET PER SHARE

                                       BY

                        WINDSOR ACQUISITION CORPORATION

                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                  CENTRICA PLC

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
        12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 28, 2002,
                          WHICH DATE MAY BE EXTENDED.

                                 March 1, 2002

TO OUR CLIENTS:

     Enclosed for your consideration are the Offer to Purchase, dated March 1, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Windsor Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Centrica plc, a public limited company organized under the laws of England and Wales ("Centrica"), to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of NewPower Holdings, Inc., a Delaware corporation ("NewPower"), at $1.05 per Share, subject to adjustment as described in the Offer to Purchase, net to the seller in cash, without interest thereon upon the terms and subject to the conditions set forth in the Offer to Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

          1. The tender price is $1.05 per Share, subject to adjustment as described in the Offer to Purchase, net to the seller in cash without interest.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of NewPower, by vote of the directors present at a meeting of the Board of Directors of NewPower held on February 19, 2002, determined that it is in the best interest of NewPower's stockholders that NewPower enter into the Merger Agreement and consummate the Offer and the Merger on the terms set forth therein, and approved and declared advisable the Offer, the Merger and the Merger Agreement. The
     Board of Directors recommends that NewPower's stockholders accept the Offer and tender their Shares pursuant to the Offer.
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          4.  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
     YORK CITY TIME, ON THURSDAY, MARCH 28, 2002, WHICH DATE MAY BE EXTENDED.

          5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which, together with any Shares owned by Parent and Purchaser represent at least a majority of the outstanding Shares on a fully diluted basis assuming the exercise of all options, warrants and other rights to purchase Shares that have an exercise price equal to or less than the Offer Price as of the date the Shares are accepted for payment pursuant to the Offer (the "Minimum Condition"), (ii) the expiration or termination of any requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer and the merger described in this Offer to purchase, (iii) the receipt of other requisite governmental approvals, including of the Federal Energy Regulatory Commission, (iv) the approval of the bankruptcy court ("the Bankruptcy Court") overseeing the Chapter 11 bankruptcy proceedings of Enron Corp. ("Enron") and certain of its affiliates of certain agreements between NewPower and Enron and certain of its affiliates relating to the settlement in full of obligations and rights between NewPower and Enron and these affiliates with respect to commodities and trading contracts between these parties, the termination of other contractual obligations between these parties, and the approval of a tender agreement between Parent, NewPower and Enron and certain of its affiliates pursuant to which Enron and certain of its affiliates have agreed to tender Shares and (v) the issuance of an injunction by the Bankruptcy Court enjoining any person from seeking from the Company or any of its subsidiaries any payment in respect of or contribution for any liabilities or obligations arising out of or relating primarily to the conduct by Enron and certain of its affiliates of their respective businesses or the ownership or the operation thereof. The Offer is also subject to certain other conditions described in Section 13 of the Offer to Purchase. See "Introduction" and Sections 1, 11, 13 and 14 of the Offer to Purchase.

          6. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to, The Bank of New York, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, Federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares into the Depositary's account at The Depository Trust Company, (b) a properly completed and executed Letter of Transmittal (or a manually signed facsimile thereof) in accordance with the instructions of the Letter of Transmittal together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                            NEWPOWER HOLDINGS, INC.
                                       BY

                        WINDSOR ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                  CENTRICA PLC

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated March 1, 2002, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Windsor Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Centrica plc, a public limited company organized under the laws of England and Wales ("Centrica"), to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of NewPower Holdings, Inc. a Delaware corporation ("NewPower"), at $1.05 per Share, subject to adjustment as described in the Offer to Purchase, net to the seller in cash, without interest thereon upon the terms and subject to the Conditions set forth in the Offer to Purchase, dated March 1, 2002.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer.

Number of Shares to be Tendered* ---------------

Account No.:
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Dated:
--------------------------------------- , 2002
SIGN HERE

Signature(s):
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Print Name(s):

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Address(es):

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Area Code and Telephone Number:

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Tax Identification or Social Security Number:

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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